EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ESSEX BANCORP, INC.


         Pursuant to Section 242 of the General Corporation Law of Delaware, Essex Bancorp, Inc. (the "Corporation"), a corporation organized and existing under the provisions of the General Corporation Law of the State of Delaware, certifies as follows:

         1. The Corporation's Certificate of Incorporation (the "Certificate of Incorporation") was initially filed in the Office of the Secretary of State of Delaware on June 21, 1994.

         2. The following amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of
Delaware:

         Article IV of the Certificate of Incorporation of Essex Bancorp, Inc. is hereby amended and restated in its entirety as follows:

                                   ARTICLE IV

         A. The Corporation shall have authority to issue thirty million (30,000,000) shares of all classes of stock, consisting of:

                  1. Ten million (10,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                  2. Twenty million (20,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

         B. The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (each such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         C 1. (a) Except as otherwise provided in Article IV(C)(1)(b), for a period of three (3) years from the effective date of the Corporation's merger with Essex Financial Partners, L.P., no record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, as of any record date for the determination of stockholders entitled to vote on any matter, by a person who beneficially owns in excess of ten percent (10%) of the then-outstanding shares of Common Stock (the "Limit"), shall be entitled or permitted to any vote in respect of any shares of Common Stock beneficially owned in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning in excess of the Limit shall be a number equal to the total number of shares of Common Stock constituting the Limit multiplied by a fraction, the numerator of which is the number of shares of Common Stock which are both owned of record by such record owner and beneficially owned by such person owning shares in excess of the Limit and the denominator of which is the total number of shares of Common Stock beneficially owned by the person owning shares in excess of the Limit.

                  (b) A majority of the Whole Board, as that term is described in Article V(D), may approve a transaction that results in a person becoming a beneficial owner of shares of Common Stock in excess of the Limit prior to the consummation of such transaction, and in such event, the voting limitation provisions of Article IV(C)(1)(a) shall be inapplicable to such a person.

                  2. The  following  definitions  shall  apply  to this  Article
IV(C):

                           (a) "Affiliate" shall have the meaning ascribed to that term in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934, as in effect on the date of filing this Certificate of Incorporation.

                           (b) "Beneficial ownership: shall be determined pursuant to Rule 13d- 3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if Rule 13d-3 is rescinded and there is no successor rule or statutory provision thereto, "beneficial ownership" shall be determined pursuant to Rule 13d-3 as in effect on the date of filing this Certificate of Incorporation; except that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                                    (i) that  such  person  or any of his or its
                           Affiliates beneficially owns, directly or indirectly; or

                                    (ii) that  such  person or any of his or its
                           Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but such a person shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any clause or clauses of Article VIII(A)) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but such a person shall not be deemed to be the beneficial owner of any shares of Common Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of Common Stock of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                                    (iii) that are beneficially owned,  directly
                           or indirectly, by any other person with which such first mentioned person or any of his or its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (x) no director or officer of this Corporation (or any Affiliate of any such director or officer), solely by reason of any or all of such directors or officers acting in their capacities as such, shall be deemed, for any purposes hereof, to beneficially own any shares of Common Stock beneficially owned by any other such director or officer (or any Affiliate thereof) and (y) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, not any trustee (or Affiliate thereof) with respect to such plan, solely by reason of the capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                           (c) A  "person"  shall  mean  any  individual,  firm,
                  corporation, or other entity.

                           (d) The Board of  Directors  shall  have the power to
                  construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including, but not limited to, matters with respect to (1) the number of shares of Common Stock beneficially owned by any person, (2) whether a person is an Affiliate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (4) the application of any other definition or operative provision of the section to the given facts, or (5) any other matter relating to the applicability or effect of this section.

                  3. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own shares of Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any other person and such other person beneficially owns shares of Common Stock in excess of the Limit) supply the Corporation with complete information as to
(1) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares of Common Stock in excess of the Limit, and
(2) any other factual  matter  relating to the  applicability  or effect of this
Article IV(C) as may reasonably be requested of such person.

                  4. Except as otherwise provided by law or expressly provided in this Article IV(C), the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purpose of determining any quorum requirement or any requirement for stockholder approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                  5. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Article IV(C), in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

                  6. In the event any  provision  (or  portion  thereof) of this
Article IV(C) shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article IV(C) shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this
Article IV(C) remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders that beneficially own shares of Common Stock in excess of the Limit, notwithstanding any such finding.

         WITNESS, Essex Bancorp, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Gene D. Ross, its President, this 5th day of November, 1998.


                                     ESSEX BANCORP, INC.


                                     By:  /s/Gene D. Ross
                                        --------------------------
                                           Gene D. Ross
                                           President